UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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PROLUNG, INC.

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On January 10, 2020, ProLung, Inc. (the “Company”) sent the following email to the Company’s stockholders in connection with the Company’s 2019 annual meeting of stockholders scheduled to be held on February 20, 2020.

Dear ProLung Shareholders,

Please join us for the 2019 Annual Meeting of ProLung Shareholders on February 20 at 12noon. The meeting will be conducted at our new office and lab space. The proxy materials with voting instructions were mailed via USPS last week to all shareholders. If you have questions about voting, please call 385-501-7003.

During our Annual Meeting, we will review ProLung’s progress and share our plans moving forward. Highlights from late 2018 through 2019 include:

●	Data

○	ProLung has more internal and external data than ever before on the ProLung Test™
○	Latest clinical trial results from PLW-216 released in Oct 2019 yielded the highest combined sensitivity and specificity values for a truly non-invasive solution pursuing FDA clearance that we’re aware of
○	ProLung Test accuracy from PLW-216 is higher than commercially-available mammography diagnostics tests for breast cancer
○	Rex Yung, MD (ProLung’s Chief Medical Officer) and Ning Zhou, PhD, MBA (ProLung China’s CEO) co-presented the trial results at the 2019 International Symposium on Respiratory Diseases (ISRD) & American Thoracic Society (ATS) joint medical conference in Oct 2019
○	ProLung hosted a lead operator from ProLung China’s human clinical trial (PLW-216) for 2 weeks in Oct 2019 to evaluate their protocol improvements; these improvements complement the scanning improvements we made beginning in Fall 2018
○	Started PL-210 to continue improving the ProLung Test under Institutional Review Board (IRB) approval
○	ProLung recently signed a new contract with a local hospital to scan breast cancer patients starting in Feb 2020

●	FDA

○	ProLung is currently engaged with the FDA on key elements of our future de novo submission
○	In preparation, ProLung submitted a Pre-Submission (Pre-Sub) to the FDA for a collaborative review of our protocol on an upcoming repeatability study and the use of foreign data in the future de novo submission

●	Governance

○	ProLung was reorganized with a focus on medtech, science and research and development (R&D) in Fall 2018
○	Appointed three new Board Members in Jun 2019 and welcomed Leavitt Partners back to the Board in Aug 2019 (Jim Hogan, David Nielsen, Don Patters and Rich McKeown)
○	Hired as Director of R&D (Owen Brimhall) in Sep 2019 who brings 30+ years of medtech experience and 34 patent awards
○	Designed, renovated and moved into bespoke office and lab space especially well-suited for R&D efforts in Sep 2019, which is less-expensive rent than our previous space

●	Intellectual Property

○	Received USA patent in Oct 2018 for proprietary algorithm that determines the likelihood an indeterminate pulmonary lung nodule (IPN) is malignant
○	Received Korean patent in Nov 2019, which is 3rd largest medical device market in Asia behind only China and Japan; ProLung is pursuing patents in those and other markets
○	On-track to file three USA provisional patents on new developments resulting from internal R&D work

●	International Regulatory

○	ProLung continues to maintain our CE Mark and ISO 13485 certification
○	During past 10 months, successfully passed two unannounced audits by our regulatory bodies with zero major or minor findings
○	Renewed CE0120 and QMS certificates in Feb 2019

●	Awards

○	ProLung continues to earn external recognition for our mission and novel bioconductance solution
○	Jared Bauer, ProLung CEO, honored for “his leadership and strategic vision in 2019” by CEOToday
○	Jared Bauer recognized as “Top Creative Leader Innovating in Business 2019” by Insights Success
○	ProLung is “Med Tech Company of the Year 2019” by Global Health & Pharma

What:

2019 Annual Meeting of ProLung Shareholders

When:

Thursday, February 20, 2020 @ 12noon MT

Where:

ProLung, Inc.

350 W. 800 N., Suite 214

Salt Lake City, UT 84103

(click here for directions)

We also invite you to follow us on social media where we share updates. Links to our pages can be found at the bottom of this email (@ProLungInc).